                                                                   EXHIBIT 10.48


                        AGREEMENT FOR PURCHASE AND SALE

                                BY AND BETWEEN

                         LINCOLN HARBOR VILLAGE, L.P.

                                  ("SELLER")

                                      AND

                      BROOKDALE LIVING COMMUNITIES, INC.

                                 ("PURCHASER")

                               TABLE OF CONTENTS

SECTION 1 - DEFINITIONS..............................................  1

SECTION 2 - PURCHASE & SALE..........................................  5

     2.1    EARNEST MONEY DEPOSIT....................................  6
     2.2    ESCROW AGENT.............................................  6
     2.3    CLOSING..................................................  7

SECTION 3 - TITLE COMMITMENT, SURVEY, EXISTING CONTRACTS AND
     ENVIRONMENTAL...................................................  7

     3.1    TITLE COMMITMENT.........................................  7
     3.2    SURVEY...................................................  8
     3.3    EXISTING CONTRACTS AND REPORTS............................ 8
     3.4    ENVIRONMENTAL............................................  8
     3.5    FEASIBILITY PERIOD.......................................  8

SECTION 4 - PRORATIONS AND EXPENSES..................................  9

     4.1    TAXES....................................................  9
     4.2    RENTS.................................................... 10
     4.3    OTHER ITEMS.............................................. 10
     4.4    CLOSING EXPENSES......................................... 11
     4.5    SURVIVAL OF SECTION 4.................................... 12

SECTION 5 - REPRESENTATIONS & WARRANTIES............................. 12

     5.1    SELLER................................................... 12
     5.2    PURCHASER................................................ 15
     5.3    SELLER AND PURCHASER..................................... 16
     5.4    SURVIVAL OF SECTION 5.................................... 16

SECTION 6 - RADON GAS................................................ 16

SECTION 7 - CONDEMNATION............................................. 17

SECTION 8 - INVESTIGATION PERIOD..................................... 17

SECTION 9 - "AS IS-WHERE IS" SALE.................................... 19

SECTION 10- CONDUCT OF SELLER PRIOR TO CLOSING....................... 19

SECTION 11- ASSISTANCE & COOPERATION OF PARTIES...................... 22

SECTION 12- DOCUMENTS FOR CLOSING.................................... 22

SECTION 13- BROKERS.................................................. 24

SECTION 14- TIMING OF OFFER AND ACCEPTANCE OR REJECTION THEREOF...... 24

SECTION 15- ERISA.................................................... 25

SECTION 16- CONDITIONS PRECEDENT..................................... 25

SECTION 17- TERMINATION AND DEFAULT.................................. 26

SECTION 18- RISK OF LOSS............................................. 27
     18.1   DAMAGES GREATER THAN $500,000.00......................... 27
     18.2   DAMAGES LESS THAN $500,000.00............................ 28

SECTION 19- NOTICES.................................................. 28

SECTION 20- ASSIGNMENT............................................... 30

SECTION 21- MISCELLANEOUS............................................ 30

     21.1   ENTIRE AGREEMENT......................................... 30
     21.2   NON-WAIVER............................................... 30
     21.3   COUNTERPART SIGNATURES................................... 30
     21.4   TIME OF THE ESSENCE...................................... 31
     21.5   GENDER AND HEADINGS...................................... 31
     21.6   CHOICE OF LAW............................................ 31
     21.7   LITIGATION/VENUE......................................... 31
     21.8   SUCCESSORS AND ASSIGNS................................... 31
     21.9   CONFIDENTIALITY.......................................... 31

SECTION 22- TERMINATION OF CONTRACTS................................. 32

                        AGREEMENT FOR PURCHASE AND SALE
                        -------------------------------


     This Agreement for Purchase and Sale ("Agreement") between Lincoln Harbor Village, L.P. a Delaware limited partnership (hereinafter referred to as "Seller") and Brookdale Living Communities, Inc. a Delaware corporation, (hereinafter referred to as "Purchaser").

                             W I T N E S S E T H:

     In consideration of the mutual promises hereinafter set forth, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Seller and Purchaser mutually agree as follows:

                            SECTION 1 - DEFINITIONS
                            -----------------------

     For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the following meaning:

     1.1  APPURTENANCES.  All rights, privileges and easements appurtenant to
          -------------
the Land, including, without limitation, all minerals and oil, gas and other hydrocarbon substances on and under the Land; development rights; air rights; easements; rights of way; sidewalks; and all other appurtenances used in connection with the beneficial use and enjoyment of the Land; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to and from the Real Property.

     1.2  BUSINESS DAY.  Each day other than Saturday, Sunday and legal holidays
          ------------
in the State of Illinois.

     1.3  CLOSING.  The consummation of the purchase and sale of the Property as
          -------
contemplated by this Agreement.

     1.4  CLOSING DATE.  The date upon which Closing occurs.
          ------------

     1.5  DEPOSIT(S).  The earnest money deposits to be paid by Purchaser to the
          ----------
Escrow Agent in accordance with Section 2.1 together with any interest earned thereon.

     1.6  EFFECTIVE DATE.  The date of Seller's acceptance/approval of
          --------------
Purchaser's offer in accordance with Section 14.

     1.7  ESCROW AGENT.  Lawyers Title Insurance Corporation, at its office in
          ------------
Chicago, Illinois.

     1.8  GOVERNMENTAL REGULATIONS. Any applicable laws, ordinances, rules, and
          ------------------------
regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous wastes, the Americans with Disabilities Act, occupational health and safety, and building and fire codes) of any of the local, city, state, or federal governmental bodies bearing on the construction, alteration, rehabilitation, maintenance, use, operation, or development of the Property.

     1.9  IMPROVEMENTS.  All buildings, fixtures, structures, parking areas,
          ------------
landscaping and other improvements constructed and located on the Real Property.

     1.10 INTANGIBLE PERSONAL PROPERTY.  All of Seller's interest in assignable
          ----------------------------
intangible property consisting of: (a) any and all Licenses and Permits and other approvals in effect on the Closing Date and necessary for the current use and operation of the Real Property; (b) any and all warranties, contractual rights, rebates and indemnities or other rights used or owned in connection with the ownership or operation of the Real Property; and (c) telephone numbers, trade names, including the name "Harbor Village," and other intangible property owned or used in connection with the ownership or use of the Real Property.

     1.11 INVESTIGATION PERIOD. A period of forty-five (45) calendar days from
          --------------------
the date Seller delivers the last of the items to be delivered by Seller under
Section 3 of this Agreement.

     1.12 LEASES. Those leases, residency, occupancy and ancillary agreements
          ------
listed on Exhibit B attached to and made a part of this Agreement and any leases entered into by Seller in respect of the Property after the date of this Agreement and prior to the Closing Date pursuant to Section 10.

     1.13 LICENSES AND PERMITS. All licenses, permits, certificates of
          --------------------
occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by local, city, state or federal governmental bodies to Seller in connection with the ownership, use and operation of the Real Property.

     1.14 OWNER'S TITLE POLICY. The owner's title insurance policy or the final
          --------------------
marked-up Title Commitment, subject only to the Permitted Exceptions, to be issued in the amount of the Purchase Price to Purchaser at Closing by Lawyers Title Insurance Corporation insuring Purchaser's title as the new owner of the Real Property, with extended coverage over the standard exceptions and such endorsements as Purchaser shall reasonably require.

     1.15 PERMITTED EXCEPTIONS. The Permitted Exceptions are:
          --------------------

          1.15.1 The rights of the tenants, as tenants only, under the leases.

          1.15.2 The lien of all ad valorem real estate taxes for 1998 subject to proration as herein provided; and

          1.15.3 Any items shown on the Title Commitment and approved by Purchaser.

     1.16 PERSONAL PROPERTY. All Tangible Personal Property, Intangible Personal
          -----------------
Property, Leases, Service Contracts and Records and Plans owned by the Seller and used solely in the operation of the Property.

     1.17 PROJECT. The independent living center located at 3121 N. Sheridan
          -------
Road, Chicago, Illinois, commonly known as Harbor Village.

     1.18 PROPERTY. The Real Property and Personal Property owned by Seller as
          --------
described herein.

     1.19 PURCHASE PRICE. The purchase price for the Property shall be Sixteen
          --------------
Million Seven Hundred Fifty Thousand and No/100 Dollars ($16,750,000.00), subject to prorations and other adjustments, if any, as provided herein.

     1.20 REAL PROPERTY. All the land legally described in attached Schedule
          -------------
1.15 together with the Improvements thereon and the Appurtenances. The legal description of the Property attached hereto as Schedule 1.15 is believed by Seller to be correct, but its accuracy will be confirmed by the Seller and Purchaser prior to Closing based on the legal description contained in the Owner's Title Policy issued by the Escrow Agent.

     1.21 RECORDS AND PLANS. To the extent in the possession or control of
          -----------------
Seller; (a) all financial and other books and records maintained by Seller in connection with the operation of the Property; (b) all preliminary, final and proposed building plans and specifications

(including "as-built" drawings) respecting the Improvements; and (c) all structural reviews, architectural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and certificates and other similar documents pertaining to the Property.

     1.22 SELLER'S ACTUAL KNOWLEDGE. The actual knowledge of Rita Glass, Sue
          -------------------------
Felty and Roberto Perea without any further diligence, inquiry or investigation.

     1.23 SERVICE CONTRACTS. Those design contracts, space planning contracts,
          -----------------
construction contracts, subcontract and purchase orders, utility contracts, water and sewer service contracts, maintenance contracts, and management contracts, to which Seller is a party and which relate to the Property, and equipment leases, which are listed on Schedule 1.23.

     1.24 TANGIBLE PERSONAL PROPERTY. All physical assets owned by Seller and
          --------------------------
located on, within, over, or under the land and used solely in the operation of the Project, including all furniture, furnishings, equipment and other tangible personal property owned by Seller that is located at the Real Property and used in connection with the management, operation or repair of the Real Property.

     1.25 TITLE COMMITMENT. The title commitment to be issued prior to Closing
          ----------------
by Lawyers Title Insurance Corporation, prepared pursuant to Section 3.1.

                          SECTION 2 - PURCHASE & SALE
                          ---------------------------

     The Seller agrees to sell and the Purchaser agrees to purchase, pursuant to the provisions of this Agreement, the Property, and all of Seller's right, title, and interest in, and in any way pertaining to the Property.

     2.1  EARNEST MONEY DEPOSIT. Within two (2) Business Days following the
          ---------------------
Effective Date, Purchaser shall make an initial deposit of One Hundred Thousand and No/100 Dollars ($100,000.00) ("Initial Deposit"), which sum shall be payable to Escrow Agent by wire transfer, certified check, or other forms of immediately available funds. Escrow Agent will acknowledge receipt of the Initial Deposit, by executing the Escrow Agent Acknowledgement Form, Schedule 2.1 hereof, and distributing copies thereof to the parties listed in Section 19 below.

     After the end of the Investigation Period, and in the event Purchaser does not terminate this Agreement in accordance with Section 8 below, Purchaser shall deposit with the Escrow Agent an Additional Deposit of, One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) ("Additional Deposit"), which sum shall be payable to Escrow Agent by wire transfer, certified check, or other forms of immediately available funds. Escrow Agent will acknowledge receipt of the Additional Deposit by executing a second Escrow Agent Acknowledgment Form (also in the form of Schedule 2.1 hereof) and distributing copies thereof to the parties listed in Section 19 below.

     2.2  ESCROW AGENT. The Escrow Agent shall hold and retain the Deposit(s) in
          ------------
trust and shall disburse same in accordance with the terms and conditions contained herein. The Deposit(s) shall be placed in an interest-bearing account with such interest being reported under the Purchaser's tax identification number. If the sale of the Property is consummated as provided herein, the Deposit(s) shall be paid to the Seller and applied against the payment of the Purchaser Price and the interest shall be paid to Purchaser. If the Purchaser terminates this

Agreement in accordance with any right to terminate granted herein, the Deposit(s) and interest earned thereon shall be immediately delivered by the Escrow Agent to the Purchaser and, thereafter, this Agreement shall be null and void and of no further force and effect, except for those rights, obligations or liabilities set forth herein which expressly survive the termination of this Agreement. In the event Purchaser fails to perform any of the terms, conditions or obligations required to be performed by Purchaser herein or fails to close the transaction contemplated by this Agreement through no default of Seller, Seller may terminate this Agreement and the Deposit(s) shall be immediately delivered by the Escrow Agent to Seller.

     2.3  CLOSING.  Except as otherwise provided herein, the Closing shall take
          -------
place on the Closing Date which shall be no later than thirty (30) calendar days after the end of the Investigation Period. The Closing shall take place in the office of Escrow Agent or such other place as Seller and Purchaser may reasonably and mutually agree upon; provided, that written notice is given to the other party and to Escrow Agent no later than five (5) Business Days prior to the Closing Date. Pursuant to subsection 2.2 of this Section, on the Closing Date, the Purchase Price, subject to prorations and other adjustments, if any, shall be paid by Purchaser to Seller by wire transfer, certified check, or other forms of immediately available funds.

                      SECTION 3-TITLE COMMITMENT, SURVEY,
                     EXISTING CONTRACTS AND ENVIRONMENTAL
                     ------------------------------------

     3.1  TITLE COMMITMENT.  Seller will order the Title Commitment within three
          ----------------
(3) Business Days of the Effective Date and shall use its best effort to cause the Escrow Agent to furnish the Title Commitment and all recorded documents relating to the Real Property to Purchaser within fifteen (15) days of the Effective Date. The cost of the title premium for the standard coverage Owner's Title Policy shall be paid by the Seller. The cost of extended coverage and any endorsements requested by Purchaser shall be an expense of Purchaser.

     3.2  SURVEY.  Seller shall use its best effort to cause the surveyor to
          ------
furnish to Purchaser within thirty (30) days following the Effective Date a current survey of the Property, at Seller's cost, prepared by a registered Illinois land surveyor, certified to Purchaser and the Title Insurer as being made in accordance with the Minimum Detail Requirements for ALTA/ASCM land surveys approved in 1992, for an urban survey.

     3.3  EXISTING CONTRACTS AND REPORTS.  Seller shall, within five (5)
          ------------------------------
business days of the Effective Date, cause to be delivered to Purchaser all Service Contracts.

     3.4  ENVIRONMENTAL.  Seller represents that there is no environmental
          -------------
report pertaining to the Property.

     3.5  FEASIBILITY PERIOD.  No later than five (5) Business Days following
          ------------------
the Effective Date, Seller shall deliver to Purchaser at the office of the Purchaser in Chicago, Illinois, each of the following items:

          (i)    a current copy of the rent roll attached hereto as Exhibit B;

          (ii) copies of the most recent tax bills with respect to the Property and copies of all notices and documents for any assessments relating to the Property;

          (iii) all existing surveys of the Property in the possession of Seller;

          (iv) copies of all existing title insurance policies insuring title to the Property;

          (v) copies of operating statements for the Property for the calendar years 1995 and 1996, and corresponding year-to-date information for calendar year 1997, showing current income and expense items and an itemization of all capital expenditures made during the respective periods;

          (vi)    a list and copies of all Records and Plans;

          (vii) a list and copies of the Licenses and Permits if any, and if they are in Seller's possession, and a copy of any notice of any statute or code violation pertaining to the Property, including any documents pertaining to the resolution thereof; and

          (viii) copies of all Leases; provided the same shall be made available at the Property and for purposes of this Section shall be deemed to have been delivered on the Effective Date.

                       SECTION 4-PRORATIONS AND EXPENSES

     4.1  TAXES.  Real estate and personal property taxes applicable to the
          -----
Property for the tax years 1997 and 1998 shall be prorated based upon the official tax bill(s) for the current year, if available. If such bills are not available, the proration shall be based upon one hundred ten percent (110%) of the last ascertainable tax bill. If the official tax bill for the current year is not available at Closing, Purchaser and Seller agree to cooperate and adjust such proration, if necessary, after Closing when the official tax bill for the current year becomes available. By, or at Closing, if not previously paid, Seller shall pay or provide for payment of all real estate and personal property taxes applicable to the Property which have become due and payable prior to Closing.

     4.2  RENTS.  All income and rents of the Property collected prior to the
          -----
Closing Date shall be prorated as of the Closing Date. Purchaser shall diligently pursue collection of all uncollected rents after the Closing and agrees to remit to Seller any rents collected by Purchaser which are attributable to the periods prior to Closing, provided, however, notwithstanding the foregoing, any rents collected by Purchaser pursuant to this Section shall be applied first to current rents and then to past due rents. Purchaser shall diligently pursue collection of all percentage rents or additional rents under the leases and remit Seller's pro rata portion to Seller. Seller shall retain any security deposits paid by tenants, and Purchaser shall receive a credit at Closing for all security deposits required under the leases actually paid by tenants and retained by Seller.

     4.3  OTHER ITEMS.  Such other items as are customarily prorated in
          -----------
transactions of the type contemplated in this Agreement shall be ratably prorated. All prorations shall be made pursuant to this Section 4 shall be made as of the Closing Date, using the actual number of days of the year and month which shall have elapsed as of the date immediately preceding the Closing Date and, to the extent reasonably practicable, such prorations shall be determined at Closing.

          To the extent operating income, operating expenses or other charges to be prorated are not available at Closing, then such prorations shall be adjusted and completed after Closing as and when complete information becomes available. Seller and Purchaser agree to cooperate and use their best efforts to complete such prorations or adjustments that are not available at Closing no later than thirty (30) days after the Closing. Such items of income and expense for the period prior to the date of Closing will be for the account of Seller and such items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after Closing to the extent they relate to expenses incurred for services performed prior to the Closing Date shall be paid by Seller, and those which relate to services performed after the Closing Date shall be paid by Purchaser.

     4.4  CLOSING EXPENSES.
          ----------------

          4.4.1 SELLER'S COSTS. Seller shall pay (i) Seller's legal fees and
                --------------
     expenses, (ii) fifty percent (50%) of any fees charged by the Escrow Agent for services provided hereunder, (iii) any transfer, sales or use taxes applicable to the transactions contemplated by this Agreement, (iv) the cost of the title premium for the standard coverage Owner's Title Policy and (iv) the cost of the Survey.

          4.4.2 PURCHASER'S COSTS. Purchaser shall pay (i) any recording fee
                -----------------
     payable in connection with the delivery or recording of any instrument or document provided for or contemplated by this Agreement, (ii) the charges for or in connection with the recording of any closing instrument or closing document provided for herein or contemplated by this Agreement,
     (iii) Purchaser's legal fees and expenses, (iv) all expenses incurred by Purchaser in connection with Purchaser's due diligence and for the recording of instruments in connection with any financing obtained by Purchaser,

     (vi) fifty percent (50%) of any fees charged by the Escrow Agent for services provided hereunder, and (vii) the cost of extended coverage and any endorsements to the Owner's Title Policy.

     4.5  SURVIVAL OF SECTION 4. The agreements of the parties in Section 4
          ---------------------
shall survive the Closing of this Agreement for a period of six (6) months.

                   SECTION 5 - REPRESENTATIONS & WARRANTIES
                   ----------------------------------------

     5.1  SELLER. Seller makes the following representations to Purchaser as of
          ------
the Effective Date hereof, which shall be deemed remade as of the Closing Date, unless Seller has provided Purchaser with written notice of revisions to the representations.

          5.1.1 There are no pending and to Seller's Actual Knowledge no contemplated condemnation proceedings affecting the Property or any part thereof. Except for other parties who may have been granted easement rights for ingress, egress, parking and related matters over common areas within the Property, no person, firm or entity, except as set forth herein, has any rights in or rights to acquire the Property or any part thereof. Except for the reciprocal easement agreement pertaining to the parking garage, which Seller will provide Purchaser with a copy, there are no leases, agreements, other commitments or tenancies which pertain to or are applicable with respect to the Property other than as disclosed in this Agreement or provided to Purchaser as required by this Agreement.

          5.1.2 Except for a Workers' Compensation claim filed by a former employee, Kendra Arrington, against the former management company, Ashley Management Co., which also names Harbor Village Retirement Apartments, Seller is not a party to any litigation affecting the Property and Seller knows of no litigation affecting the Property. Seller has received no notice of and to Seller's Actual Knowledge no violations of Governmental Regulations exist. No leasing commission in connection with the Property is due or owing from Seller to any party. There are no Service Contracts rendered in connection with the operation of the Property except as may be specifically set forth herein or provided to Purchaser as required herein. To Seller's Actual Knowledge there are no proposed special assessments against or relating to the Property.

          5.1.3 Subject to the provision of Section 14, this Agreement has been duly and validly executed and delivered by Seller, and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

          5.1.4 All taxes and assessments levied upon the Property which become due for payment prior to the Closing Date have been paid or will be paid in full by Seller prior to the Closing.

          5.1.5 Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State of Illinois, and has all requisite power and authority to own its property and carry on its business as now being conducted.

          5.1.6 Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the sale of the Property will conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any law, any rule or regulation of any government or agency of any government or any judgement, order, or decree of any court or other agency of any government to which Seller may be subject, any material contract, material agreement, or material instrument to which Seller is a party or by which Seller is bound or committed.

          5.1.7 Neither the execution and delivery of this Agreement, nor the consummation of the transaction with Purchaser will constitute an event which, with the lapse of time or action by a third party, could result in the creation of any lien, charge, or encumbrance upon any of the material assets or properties of Seller.

          5.1.8 To Seller's Actual Knowledge, (a) the materials delivered under
     Section 3 are true and correct copies thereof, (b) the Service Contracts are (subject to expiration of the term thereof or breach by the other party thereof), in full force and effect, and all such Service Contracts have been, or will be delivered to Purchaser pursuant to this Agreement, and (c) there is no default by Seller, nor any state of facts which with the passage of time or giving of notice or both, would constitute a default by Seller under any of the Service Contracts.

          5.1.9 To Seller's Actual Knowledge, Seller knows of no facts, nor has Seller failed to disclose to Purchaser any fact known to Seller, which would prevent Purchaser from using and operating the Property after the Closing Date in the manner in which the Property has been used and operated prior to the Agreement Date.

          5.1.10 To the best of Seller's knowledge without any due inquiry and except to the extent disclosed in the material delivered to Purchaser, Seller has received no notice of any proceeding or inquiry by any authority with respect to the presence of any hazardous substances on the Property or the migration thereof from or to other property and Seller is not aware of the presence of substances or materials regulated under or defined as being a hazardous material or a hazardous substance under any environmental law.

     5.2 PURCHASER. Purchaser makes the following representations and warranties to Seller, as of the Effective Date hereof.

     Purchaser represents and warrants to Seller that Purchaser is a corporation validly existing under the laws of the State of Delaware, is, or will by the Closing Date be, to the extent required by law, duly qualified to do business in the State where the Property is located and has all necessary power to execute and deliver this Agreement and perform all of Purchaser's obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser (I) has been duly and validly authorized by all necessary action on the part of Purchaser, (ii) does not conflict with or result in a violation of Purchaser's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Purchaser is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under any contract, agreement or other instrument by which Purchaser is bound or to which Purchaser or any persons constituting Purchaser is a party. This Agreement and the closing documents to be delivered by Purchaser pursuant hereto are or will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

     5.3  SELLER AND PURCHASER. Seller and Purchaser agree to comply with the
          --------------------
applicable requirements of any Responsible Property Transfer Act ("RPTA") which is in force with respect to the Property which is the subject of this Agreement. If Seller determines that RPTA is not applicable to the Property or the transaction contemplated by this Agreement, Seller shall deliver an affidavit to that effect at Closing.

     5.4  SURVIVAL OF SECTION 5. The representations and warranties of the
          ---------------------
parties in Section 5 shall survive the Closing or termination of this Agreement for a period of one (1) year.

                             SECTION 6 - RADON GAS
                             ---------------------

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in the State of Illinois. Additional information regarding radon and radon testing may be obtained from your county public health unit. Seller makes no representation, express or implied, as to the presence or absence of Radon Gas in the improvements or elsewhere on the Property.

                           SECTION 7 - CONDEMNATION
                           ------------------------

     If any portion of the Property is condemned or under condemnation pursuant to a notice of taking by appropriate authority prior to the Closing Date, Seller shall promptly notify Purchaser and Escrow Agent of such facts and agrees that it shall not settle or consent to any condemnation during the term of this Agreement without Purchaser's prior written consent. By notice given to Seller and Escrow Agent, within ten (10) days following Seller's notice, Purchaser shall elect in writing to either (a) terminate this Agreement whereupon all rights, obligations and liabilities of the parties shall terminate, except for those set forth herein which expressly survive the termination of this Agreement, or (b) consent to purchase the Property subject to the condemnation, taking an assignment from Seller of all of Seller's rights in and to any condemnation award, and continue this Agreement in full force and effect.

                       SECTION 8 - INVESTIGATION PERIOD
                       --------------------------------

     Seller hereby grants to Purchaser the Investigation Period specified in
Section 1.8 hereof during which period Purchaser shall have the right to conduct any and all inspections, surveys, environmental audits, surface and subsurface explorations and radon gas tests; review any of the Leases and Lease files; physically inspect the Property and the tenants' apartments, provided such inspection of the tenant's apartments is consented to by tenants and does not unduly disrupt any tenancy, review all Service Contracts; and conduct such other inspections and reviews as shall be reasonably necessary for Purchaser to determine Purchaser's desire to proceed to close the subject transaction.

     In consideration of Purchaser's right to inspect the Property as described in this Section, Purchaser agrees to indemnify, defend and hold Seller harmless from any actions, suits, liens, claims, damages, expenses, losses and liability for damage to personal property or personal injury arising from or attributable to any acts performed in exercising Purchaser's rights under this Section 8 (including Seller's reasonable attorneys' fees and costs relating to any such indemnified claims, but excluding any matter to the extent arising out of the gross negligence or misconduct of Seller). This agreement to indemnify Seller shall survive the Closing and any termination of this Agreement.

     Purchaser shall no later than the end of the Investigation Period provide Seller written notice stating whether Purchaser has elected to assume any Service Contract(s) pertaining to the Property. In the event Seller is not provided with such written notice, Purchaser shall be deemed to have elected to assume all such contracts. Additionally, Purchaser shall before the end of the Investigation Period provide Seller with a list of Permitted Exceptions.

     If Purchaser, in Purchaser's sole discretion, shall deem any of said inspections or reviews unsatisfactory, Purchaser shall notify Seller, in writing, within the Investigation Period of Purchaser's desire to terminate this Agreement and, provided any damage to the Property caused by Purchaser has been restored by Purchaser to the condition that existed prior to commencement of the Investigation Period, the Escrow Agent shall forthwith refund to Purchaser the Deposit(s) and interest earned on the Deposit(s), less Seller's out-of-pocket expenses; thereafter this Agreement shall be rendered null and void and neither party shall have any further rights or obligations hereunder.

     If Purchaser accepts the Property, Purchaser shall provide written notification to Seller of such acceptance prior to the end of the Investigation Period, in which event, the Closing shall proceed in accordance with the provisions of this Agreement. If Purchaser fails to give Seller notice prior to the expiration of the Investigation Period of Purchaser's election, Purchaser shall be deemed to have elected to accept the Property and shall proceed to close the transaction.

                       SECTION 9 - "AS IS-WHERE IS" SALE
                       ---------------------------------

     PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS BEING PURCHASED IN AN "AS-IS-WHERE IS" CONDITION WITH NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO THE PHYSICAL OR OPERATING CONDITION OF ANY OF THE PERSONAL PROPERTY OR THE PROPERTY, THE ENVIRONMENTAL OR SUBSURFACE CONDITION OR STATUS OF THE PROPERTY, THE IMPROVEMENTS ON THE PROPERTY, CONDITION OF THE ROOF, ANY PAST OR EXISTING VERMIN INFESTATION, CONDITION OF PLUMBING OR ELECTRICAL SERVICE, THE STRUCTURAL INTEGRITY OF ANY IMPROVEMENTS OR BUILDINGS OR THE STATUS OF ANY LEASES WITH RESPECT TO THE PROPERTY OTHER THAN AS STATED IN THIS AGREEMENT. PURCHASER HEREBY FURTHER REPRESENTS THAT PURCHASER HAS CONDUCTED, OR THROUGH THE USE OF PURCHASER'S OWN CONTRACTORS, ENGINEERS AND OTHER LIKE-TYPE CONSULTANTS HAS CAUSED OR WILL CAUSE TO BE CONDUCTED PRIOR TO THE END OF THE INVESTIGATION PERIOD, SUFFICIENT, ADEQUATE AND INDEPENDENT INVESTIGATIONS OF THE PROPERTY AND THE CONTENTS THEREOF.

                SECTION 10 - CONDUCT OF SELLER PRIOR TO CLOSING
                -----------------------------------------------

     Seller covenants and agrees with Purchaser as follows:

     10.1 Seller shall not, without the prior written consent of Purchaser in each instance, (a) modify, amend or terminate (except for material breach, nonpayment of rent or other sums due, or death or transfer to a nursing home) in any manner whatsoever, any of the Leases, (b) consent to the assignment or subletting of any of the Leases, or (c) enter into any new lease of the Property or any portion thereof or extend or renew any existing Lease which is not on the standard form of lease currently in use for the Property and is not at a rental rate equal to the current schedule of rentals as shown in Schedule 10.1 for the Property (all such permitted leases shall be deemed to be included within the term "Leases"). If Seller desires to take any of the actions described in clauses (a), (b) or (c) above, Seller shall so notify Purchaser. Purchaser shall have three (3) Business Days from receipt of Seller's notice to object in writing to any proposed action described in Seller's notice. If Purchaser fails to notify Seller within the time period prescribed above of any objections, it shall be conclusively presumed that Purchaser consented to all of the actions described in Seller's notice and Seller may immediately implement such actions. If Purchaser notifies Seller of any objections to the actions proposed in Seller's notice and thereafter Seller and Purchaser cannot agree on a course of action within (15) Business Days of the date of Purchaser's notice of objections, Seller shall not take any action to which Purchaser has objected.

     10.2 Seller shall not, without the prior written consent of Purchaser in each instance, enter into any new commitments, licenses, options or other agreements of any kind affecting or relating to the Property except for agreements that are terminable on or before the Closing Date and Leases that are governed by Section 10.1.

     10.3 If Seller removes any item of Personal Property prior to the Closing Date, Seller shall substitute therefor an item of like kind and comparable value.

     10.4 Subject to the provisions of Sections 7 and 18 hereof, Seller shall, between the Effective Date and the Closing Date, at Seller's sole cost and expense, maintain the Property in good order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be done by the landlord under the terms of the Leases, and shall make all repairs and maintenance and otherwise operate the Property in the same manner as before the making of this Agreement and as though Seller were retaining the Property. Seller shall not make any alterations to the Property except as required under the Leases. Seller shall not, after the Effective Date, without in each case obtaining Purchaser's prior written consent thereto, enter into, amend, extend (including by exercise of option), terminate any Service Contract or waive any rights of Seller thereunder. The foregoing notwithstanding, Purchaser's consent shall not be required for Seller to enter into or extend (including by exercise of option) any Service Contract, provided the term of such Service Contract does not extend beyond the Closing Date and does not otherwise expose Purchaser to any liability.

     10.5 Seller shall immediately notify Purchaser of any fact or other circumstance which, if known by Seller on the Effective Date or the Closing Date, would render any representative or warranty of Seller incorrect or incomplete.

     10.6 Between the date of this Agreement and the Closing Date, Seller shall keep all Licenses and Permits in full force and effect and operate the Property or cause the Property to be operated, in compliance with all Licenses and Permits.

     10.7 Without Purchaser's consent, Seller shall not (a) voluntarily subject any right, title or interest in or to this Property to any new mortgage, pledge, lien or other hypothecation or encumbrance, or (b) transfer, convey or assign any right, title or interest in or to all or any portion of the Property or (c) enter into any contracts to transfer, convey or assign any right, title or interest in or to all or any portion of the Property.

     10.8 Seller will, at all times after the Effective Date to and including the Closing Date, operate the Property in a manner consistent with the operation of the Property on the date hereof.

     10.9 Seller shall permit Purchaser, at Purchaser's expense, to engage an independent certified public accountant to audit the most recent annual financial statements for the Property and Seller shall cooperate with such accounting firm in connection with such audit by allowing access to all books and records for the Property.

               SECTION 11 - ASSISTANCE & COOPERATION OF PARTIES
               ------------------------------------------------

     Seller and Purchaser agree that they shall execute and deliver to each other such further documents and instruments in form and substance reasonably satisfactory to the parties as may be necessary to confirm and/or effectuate the obligations of Seller and Purchaser hereunder and the consummation of the transaction contemplated hereby.

                      SECTION 12 - DOCUMENTS FOR CLOSING
                      ----------------------------------

     At closing, Seller shall deliver to Purchaser the following documents:

     12.1 A Special Warranty Deed in recordable form (see Schedule 12.1 attached hereto).

     12.2  Bill of Sale (see Schedule 12.2 attached hereto).

     12.3  Mechanic's Lien Affidavit.

     12.4 Assignment and Assumption of Leases And Guaranties executed by Seller and Purchaser as to any Leases (see Schedule 12.4 attached hereto).

     12.5 Assignment and Assumption of Service Contracts and Intangible Personal Property executed by Seller and Purchaser as to the Service Contracts and Intangible Personal Property which, pursuant to the terms of Section 8, Purchaser has agreed to assume (see Schedule 12.5 attached hereto).

     12.6 Original Service Contracts, Licenses, Permits and Leases, if not located on the Property.

     12.7 A written certification ("FIRPTA Certificate") in form reasonably satisfactory to Purchaser and dated no earlier than ten (10) days prior to the Closing Date, which certification shall be in compliance with The Tax Reform Act of 1984 (the "Act") and the regulations thereunder that are imposed by the Foreign Investment in Real Property Tax Act ("FIRPTA") and certifying that Seller is not a person or entity subject to withholding under FIRPTA and the Act, and containing Seller's tax identification number and address.

     12.8 Owner's Title Policy and such other documents as shall be reasonably requested by Purchaser or Lawyers Title Insurance Corporation in order for Seller to convey title to Purchaser, and property transfer all of the rights and obligations being conveyed/transferred in accordance with this Agreement.

     At Closing, Purchaser shall provide written instructions to Escrow Agent to deliver the Deposit(s) to Seller.

                              SECTION 13 - BROKERS
                              --------------------

     The Seller and Purchaser hereby acknowledge that the following disclosure has previously been made: National Equity Advisors is the Purchaser's agent (the "Purchaser's Agent") and is serving solely as agent for Purchaser in connection with this transaction. Purchaser shall pay the Purchaser's Agent's consulting fee ("Consulting Fee"). Except for this Consulting Fee, each party warrants and represents that no other broker, finder, or other person is entitled to a commission, finder's fee or other compensation in connection with this Agreement, and each party shall indemnify and hold harmless the other from any and all claims, liabilities, losses, damages, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising from the claim of any other broker, finder or other person for such compensation, arising by, under or through such party. At Closing, as a condition to Purchaser's obligation to close hereunder, Purchaser's Agent must execute a paid receipt for the Consulting Fee.

                       SECTION 14 - TIMING OF OFFER AND
                        ACCEPTANCE OR REJECTION THEREOF
                        -------------------------------

     Execution of this Agreement by Purchaser and submission to Seller shall constitute Purchaser's offer and agreement to purchase the Property upon the terms and conditions set forth herein. Purchaser shall have until 5:00 p.m. E.S.T. on Wednesday, November 19, 1997. to execute and submit this Agreement to Seller.

     Within fifteen (15) Business Days after receipt of the Agreement which has been executed by Purchaser, provided such receipt is by 5:00 p.m. E.S.T. Wednesday, November 19, 1997, Seller shall seek approval of the Seller's Investment Committee, which has the sole authority to approve or reject this proposed transaction. If Seller's Investment Committee approves this proposed transaction, then Seller shall proceed to have the Agreement executed on its behalf. The date of such approval/acceptance shall constitute the Effective Date, and Seller shall notify Purchaser the day Seller's Investment Committee approves the proposed transaction and Seller shall return a copy of the fully-executed Agreement to Purchaser within three (3) business days after the Effective Date. If Seller's Investment Committee approves the transaction with conditions, then Seller shall notify the Purchaser for its further consideration. If Seller's Investment Committee does not approve the proposed transaction, Seller shall notify Purchaser the day Seller's Investment Committee takes this action and then this Agreement shall be null and void and neither party shall have any obligations or liabilities hereunder.

                              SECTION 15 - ERISA
                              ------------------

     At Closing, Purchaser shall deliver to Seller an ERISA Certificate in the form attached hereto as Schedule 15.


                       SECTION 16 - CONDITIONS PRECEDENT
                       ---------------------------------

     Purchaser shall have no obligation to close this transaction unless the conditions hereinafter set forth in this Section 16 shall have been satisfied or have been waived in writing by Purchaser. Such conditions are:

     16.1 All representations and covenants of the Seller herein shall be true and correct as of the Closing Date.

     16.2 Seller shall have delivered to Purchaser documents required by Section 3 of this Agreement.

     16.3 Between the Effective Date of this Agreement and the Closing Date, there shall have been no condemnation of the Property, or Purchaser shall have consented to purchase of Property subject to such condemnation.

     16.4 Seller shall have performed all of its material obligations under this Agreement.

     16.5 Lawyers Title Insurance Company shall be prepared to issue the Owner's Title Policy.

                     SECTION 17 -  TERMINATION AND DEFAULT

     If Seller fails to perform in accordance with this Agreement and Purchaser is not then in material default hereunder, Purchaser shall be entitled to receive a refund of the Deposit(s) as liquidated damages in full settlement of any claim or damages available to Purchaser at law or in equity or Purchaser shall have the remedy of specific performance, unless Seller's default is caused by circumstances beyond Seller's control.

     If Seller is unable to convey title in accordance with this Agreement, or if as of the Closing Date, there is an adverse change in the representations of Seller due to a circumstance which arose subsequent to the Effective Date of this Agreement and was not due to (i) Seller's failure to perform a covenant,
(ii) Seller's breach of a covenant hereunder or, (iii) a misrepresentation by Seller under this Agreement, then Seller shall notify Purchaser of the reasonable estimated aggregate costs to cure or correct such circumstance or circumstances, and Purchaser may, by written notice to Seller prior to the Closing Date, elect to accept such title as Seller is able to convey or elect to terminate this Agreement. Seller shall have no obligation to correct such circumstance(s). Upon the election to terminate by Purchaser, the Deposit(s) shall be refunded to Purchaser and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for those set forth herein which expressly survive termination of this Agreement.

     Subject to all conditions set forth in this Agreement, if Purchaser fails to purchase the Property on the Closing Date in accordance with the terms hereof or fails to perform any of Purchaser's other obligations hereunder, and Seller is not then in material default hereunder, then Seller shall have the right to receive the Deposit(s) from the Escrow Agent as liquidated damages in full settlement of any claim for damages at law or in equity.

     Where liquidated damages are provided for herein, Seller and Purchaser acknowledge the difficulty of determining actual damages, that it is impossible to more precisely estimate the damages upon default, that the return or retention of the Deposit(s) is not intended as a penalty but as full liquidated damages and that such amount constitutes a good faith estimate of the potential damages arising from default.

                           SECTION 18 - RISK OF LOSS
                           -------------------------

     18.1  Damages Greater Than $500,000.00.  After the expiration of the
           --------------------------------
Investigation Period and if before Closing and delivery of the deed, any Real Property or Personal Property subject to this sale is damaged or destroyed by fire or other casualty and the estimated cost of repair, restoration or replacement is more than Five Hundred Thousand and no/100 dollars ($500,000.00), the Purchaser shall have the right to cancel this Agreement by written notice to Seller or advise Seller in writing that it elects to accept title to the Property in its damaged condition, in which case Seller shall assign and turn over to Purchaser all insurance proceeds payable or paid as a consequence of such casualty and shall give Purchaser a credit against the Purchase Price for the amount of the deductible portion of the claim.

     18.2  Damages Less Than $500,000.00.  Any damage from fire or other
           -----------------------------
casualty costing less than Five Hundred Thousand ($500,000.00) to repair, restore or replace shall be repaired, restored or replaced by Seller prior to the Closing Date for which purpose Seller shall be entitled to a reasonable postponement of the Closing up to but not exceeding one hundred twenty (120) days, or at Purchaser's option, Purchaser may elect in writing to accept title to the Property in its damaged condition, in which case Seller shall give the Purchaser a credit at Closing for the actual cost to repair, restore or replace the Property to the condition it was prior to the damage, which cost shall not excess $500,000.00.

                             SECTION 19 - NOTICES
                             --------------------

     All notices, consents, approvals, waivers, and elections which any party shall be required or shall desire to make or give under this Agreement shall be in writing and shall be sufficiently made or given only when sent by (a) certified mail, return receipt requested, (b) prepaid overnight delivery service with proof of delivery, or (c) electronic transmission with hard copy to follow as confirmation of receipt, addressed:

     19.1    TO SELLER:            Lincoln Harbor Village, L.P.

                                   c/o Lincoln Investment Management, Inc.
                                   200 East Berry Street
                                   Fort Wayne, Indiana 46802
                                   Attn: Rita Glass
                                   Title: Assistant Vice President
                                   Phone Number: (219)455-3959
                                   Facsimile Number: (219)455-4114


             WITH A COPY TO:       C. Elisia Frazier
                                   Lincoln National Corporation
                                   Title: Counsel
                                   Lincoln National Corporation
                                   Law Division - 2R
                                   200 East Berry Street
                                   Fort Wayne, Indiana 46802
                                   Phone Number: (219)455-5493
                                   Facsimile Number: (219)455-5403

     19.2    TO ESCROW AGENT:      Bettina Anderson
                                   Lawyers Title Insurance Corporation
                                   10 S. Dearborn Street
                                   Chicago, IL 60603
                                   Phone Number: (312)558-1600, Ext. 3017
                                   Facsimile Number: (312)558-3008

     19.3    TO PURCHASER:         Brookdale Living Communities, Inc.
                                   Attn: Darryl W. Copeland
                                   77 West Wacker, Suite 4800
                                   Chicago, IL 60601
                                   Phone Number: 312-977-3700
                                   Facsimile Number: 312-977-3701

             WITH A COPY TO:       Douglas E. Wambach, Esquire
                                   Burke, Warren, McKay & Serritella, P.C.
                                   22 Floor IBM Plaza
                                   330 North Wabash Avenue
                                   Chicago, IL 60611-3607
                                   Phone Number: 312-840-7019
                                   Facsimile Number: 312-840-7900
or to such other address as any party hereto shall designate by like notice given to the other parties hereto. Notices, consents, approvals, waivers and elections given or made as aforesaid shall be deemed to have been given and received on the third business day following the post marked date of the mailing thereof as aforesaid, or upon receipt when sent by overnight delivery service or upon confirmation of receipt if sent by electronic transmission.

                             SECTION 20-ASSIGNMENT
                             ---------------------

     Purchaser shall not assign its rights under this Agreement without Seller's prior written consent, which consent is within Seller's sole discretion; provided, however, Purchaser may assign this Agreement to an affiliate of Purchaser without Seller's consent. No assignments as herein permitted shall operate to release Purchaser from its obligations hereunder.

                           SECTION 21-MISCELLANEOUS
                           ------------------------

     21.1  ENTIRE AGREEMENT.  This Agreement, together with exhibits referenced
           ----------------
herein, integrates and supersedes all other oral or written agreements and understandings of the parties and comprises the entire agreement among them with regard to the matters herein. This Agreement may not be changed except in writing, signed by both parties.

     21.2  NON-WAIVER.  No waiver of any rights or obligations hereunder shall
           ----------
be deemed to have occurred unless in writing signed by the party against whom such waiver is asserted and no waiver shall be deemed a waiver of any other or subsequent rights or obligations.

     21.3  COUNTERPART SIGNATURES.  This Agreement may be executed in any number
           ----------------------
of counterparts, which counterparts when considered together shall constitute a single, binding, valid and enforceable Agreement.

     21.4 TIME OF THE ESSENCE. Time is of the essence with regard to the
          -------------------
provisions of this Agreement.

     21.5 GENDER AND HEADINGS. Words used herein in the singular shall include
          -------------------
the plural and words in the masculine shall include words in the feminine or neuter gender where the text of this Agreement so requires. The descriptive paragraph headings are inserted for convenience only and shall not control of affect the meaning or construction of any of the provision of this Agreement.

     21.6 CHOICE OF LAW. This Agreement shall be interpreted according to the
          -------------
laws of the State of Illinois.

     21.7 LITIGATION/VENUE. In the event there is any litigation arising out of
          ----------------
this Agreement, the prevailing party shall be entitled to recover all costs incurred in connection therewith including, but not limited to, reasonable attorneys' fees and all costs of appeal including, but not limited to, attorneys' fees incurred on appeal. The venue of any litigation arising out of this Agreement shall be in Cook County, Illinois.

     21.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective successors and assigns.

     21.9 CONFIDENTIALITY. All information, studies and reports relating to the
          ---------------
Property obtained by Purchaser, either by the observations and examinations of its agents and representatives or as disclosed to it by Seller, shall remain confidential and if the transaction contemplated herein fails to close for any reason, Purchaser shall deliver to Seller, at no cost to Seller, all such information, reports and studies, and Purchaser shall make no further distributions or disclosures of any such information, reports and studies. Purchaser and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other party, provided that such prohibition as to publicity shall not apply (other than to the Purchase Price) after Closing. The provisions of this confidentiality provision shall survive the Closing or termination of this Agreement. Notwithstanding the foregoing, Purchaser may disclose the existance and contents of this Agreement to (i) its legal and financial advisers, or (ii) any governmental or administrative authority upon request or obligation to disclose by law.

                     SECTION 22 - TERMINATION OF CONTRACTS
                     -------------------------------------

     No later than five (5) days before the end of the Investigation Period, Purchaser shall provide Seller written notice of which of the Service Contracts provided under Section 3.3 it intends to assume and which Purchaser requests that Seller terminate on or before the Closing Date. Within five (5) business days after receipt of Purchaser's notice, Seller shall terminate those Service Contracts Purchaser has requested Seller to terminate prior to closing, except for the laundry contract, which is not terminable. With respect to the laundry contract, which cannot be terminated, Purchaser shall advise Seller prior to the end of the Investigation Period that Purchaser has either agreed to assume the laundry contract or has elected to terminate this Agreement, in which latter instance the Deposit, plus any interest accrued thereon, shall be refunded to Purchaser and neither Seller nor Purchaser shall have any further liability to the other.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the Effective Date.


                                   PURCHASER
                                   ---------

                                   Brookdale Living Communities, Inc.

                                   By: /s/ Mark J. Schulte
                                     -----------------------------------
                                   Printed Name: Mark J. Schulte
                                                ------------------------
                                   Title: President
                                          ------------------------------
                                   Date: 11/18/97
                                   -------------------------------------




                                   SELLER
                                   ------
                                   Lincoln Harbor Village,L.P.
                                   By: Lincoln National Realty Corporation,
                                   General Partner
                                   By: Lincoln Investment Management, Inc., its
                                   Attorney-in-Fact

                                   By: /s/ Rita A. Glass
                                      ----------------------------------
                                   Printed Name:Rita Glass
                                   Title: Assistant Vice President
                                   Date: 12/4/97
                                   -------------------------------------